                                                                          [LOGO]

         WHIRLPOOL REPORTS EARNINGS IN LINE WITH EXPECTATIONS; PLANS
                      FIRST PHASE OF GLOBAL RESTRUCTURING

     Benton Harbor, Mich. - Jan. 24, 2001 - Whirlpool Corporation (NYSE: WHR) today announced fourth quarter and full-year earnings per diluted share of $1.00 and $5.20 respectively, in line with the revised expectations of Dec. 13, 2000. The company also said that it was finalizing plans for the first phase of its global restructuring.

     "We produced the fourth quarter results in line with previous guidance," said Whirlpool Chairman and CEO David R. Whitwam. "2000 was a challenging year. In the first and second quarters, we set all time company performance records. Then in the third and fourth quarters, we began to see signs of broader economic uncertainty, a pronounced industry slowdown in our North American market, softness in our European market and intense price competition. We have taken decisive actions to address the challenges.

     "We expect that these actions - combined with an unprecedented number of innovative, higher margin, new-product introductions and improved economic conditions later this year - will result in a stronger performance for 2001. In addition, we expect recoveries in the second half in North America and Europe, along with continued performance improvements in Latin America and another record-setting year in Asia, will contribute to our performance in 2001."

Fourth-Quarter Earnings and Sales

     Fourth-quarter 2000 net earnings were $67 million, down from net earnings of $113 million in the prior year. Fourth-quarter earnings per diluted share were $1.00, down 34 percent from $1.51 per diluted share in the prior year. Fourth-quarter sales of $2.6 billion were down 4 percent from the prior year. Absent currency translation, quarterly sales would have been down 1 percent.

     Whirlpool North America reported lower year-over-year fourth quarter sales and operating profits as consumer demand slowed and competitive pricing pressures remained intense. Despite the challenging environment, the company gained market share in the fourth quarter and for the full year.

     Whirlpool Europe, facing slower consumer demand, competitive pricing pressures, higher material costs and the effects of currency translations, reported
                                    -more-
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Whirlpool Corporation Earnings - add one
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lower year-over-year sales and a small operating loss for the fourth quarter.
The company anticipates a return to profitability in the first quarter of 2001 and margin expansion in subsequent quarters.

     Whirlpool Latin America reported double digit increases in fourth quarter operating profit, as well as gains in sales and shipments versus the 1999 period.

     Whirlpool Asia reported an all-time record in fourth quarter operating profit, and posted full-year gains in sales and unit shipments.
Full-Year Earnings and Sales

     Full-year 2000 net earnings were $367 million, down from core earnings of $407 million in the prior year. Full-year 2000 earnings per diluted share of $5.20 were down 3 percent from core earnings per diluted share of $5.35 in 1999. Core earnings for 1999 are earnings from continuing operations excluding the impact of the first-quarter 1999 Brazilian currency devaluation.

     Full-year sales were $10.3 billion, down 2 percent from 1999. Absent currency translation, which lowered sales by about $280 million, full-year sales would have been up 1 percent. Plans Comprehensive Restructuring

     Last month, the company outlined a global restructuring plan that when fully implemented is expected to result in pre-tax charges of between $300 million and $350 million and an annualized savings of between $225 million and $250 million.

     The plan will enhance Whirlpool's competitiveness and performance, as well as reinforce its capacity to invest in its brand building strategies. The plan is expected to eliminate up to 6,000 positions worldwide and will be announced in phases during the next four quarters.

     "We are moving quickly to finalize plans for the first phase of our global restructuring initiatives," Whitwam said. "We should be prepared within the next two weeks to announce the specific details of this phase."

     The company anticipates that this phase of its restructuring will include the elimination of slightly more than 2,000 positions worldwide, resulting in a one- time charge against first-quarter earnings of about $75 million. The company expects that this phase of the restructuring will result in 2001 savings of about $35 million, climbing to about $50 million when fully implemented.

                                    -more-
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Whirlpool Corporation Earnings - add two
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Anticipates Improved Performance in 2001

     "Although economic and appliance industry projections are difficult to make in today's environment, our current outlook does call for more favorable market conditions in the second half of 2001," said Whitwam. "That outlook, combined with the implementation of our restructuring program and continued numerous branded, innovative new product introductions, should make 2001 a year of performance improvements at Whirlpool."

     Whitwam continued: "Our Latin American and Asian operations are expected to again deliver strong performances throughout 2001. This will help to balance the challenges we will face in North America and Europe in the first half of 2001 because of uncertainty in the economy, lower levels of consumer demand, and unfavorable year-over-year comparisons with our record first half results in 2000.

     "During the second half of 2001, we expect improved performance in North America and Europe from the introductions of new, higher margin products and from higher consumer demand levels driven by a healthier worldwide economy, as well as by more favorable year-over-year comparisons."

     The company expects performance in the first quarter of 2001, excluding restructuring, to be in-line with fourth quarter 2000 earnings of $1.00 per diluted share. Margin expansion is expected to enhance profitability in subsequent quarters.

     For the full-year 2001, Whirlpool expects North American appliance industry unit shipments to be flat versus 2000. The company currently expects European appliance industry unit shipments to grow 2 percent in 2001, while appliance industry unit shipments in Latin America and Asia are expected to grow between 5 and 8 percent.

     Whitwam noted: "2001 will be a year marked by an historic rate of new product introductions, including the Whirlpool brand launch of the new Calypso

                                    -more-
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Whirlpool Corporation Earnings - add three
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Wash motion clothes washer.  In the first half of the year we also plan to launch a new line of energy-efficient Whirlpool brand Conquest refrigerators and premium KitchenAid brand Pro-Line cooking products."

     Whitwam added: "And, as previously announced, we have been selected as the supplier of Internet-enabled appliances for Playa Vista, the first fully Internet-connected community in North America. The first phase of Playa Vista will have more than 3,200 homes. This is indicative of the commitment we have to offering products that help consumers manage their homes and family lives in new and creative ways."

     He concluded, "This will be a year of challenge and opportunity. We believe that our strong brands, global platform, innovative products and consumer focus - combined with our restructuring efforts and the associated lower cost structure - will produce a strong operational performance and solid financial results in 2001."

     At 9:00 a.m. (EST) today the company will be hosting a conference call, which can be heard live on the Internet by visiting www.WhirlpoolCorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

                                          ###

Media                                     Financial
Christopher Wyse                          Thomas Filstrup
616-923-3417                              616-923-3189
christopher j wyse@email.whirlpool.com    thomas_ c_filstrup@email.whirlpool.com
           ---

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2001 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

               CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                               AS OF DECEMBER 31
                             (millions of dollars)

                                                      2000                1999
                                                  -------------       -------------

ASSETS

Current Assets
--------------
Cash and equivalents                              $         114       $         261
Trade receivables, less allowances of
       (2000: $103; 1999: $124)                           1,748               1,477
Inventories                                               1,119               1,065
Prepaid expenses and other                                  206                 286
Deferred income taxes                                        50                  88
                                                  -------------       -------------
Total Current Assets                                      3,237               3,177


Other Assets
------------
Investment in affiliated companies                          113                 112
Intangibles, net                                            762                 795
Deferred income taxes                                       253                 247
Other                                                       403                 317
                                                  -------------       -------------
                                                          1,531               1,471


Property, Plant and Equipment
-----------------------------
Land                                                         64                  70
Buildings                                                   838                 863
Machinery and equipment                                   4,374               4,249
Accumulated depreciation                                 (3,142)             (3,004)
                                                  -------------       -------------
                                                          2,134               2,178

                                                  -------------       -------------

Total Assets                                      $       6,902       $       6,826
                                                  =============       =============



                                                       2000                1999
                                                  --------------      --------------

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities
  -------------------
  Notes payable                                   $          961      $          444
  Accounts payable                                         1,257               1,081
  Employee compensation                                      256                 300
  Accrued expenses                                           795                 803
  Restructuring costs                                          5                  39
  Current maturities of long-term debt                        29                 225
                                                  --------------      --------------
  Total Current Liabilities                                3,303               2,892


  Other Liabilities
  -----------------
  Deferred income taxes                                      175                 157
  Postemployment benefits                                    630                 612
  Other liabilities                                          168                 168
  Long-term debt                                             795                 714
                                                  --------------      --------------
                                                           1,768               1,651

  Minority Interests                                         147                 416



  Stockholders' Equity
  --------------------
  Common stock                                                84                  84
  Paid-in capital                                            393                 374
  Retained earnings                                        2,539               2,268
  Unearned restricted stock                                  (11)                 (6)
  Accumulated other comprehensive income                    (495)               (443)
  Treasury stock - at cost                                  (826)               (410)
                                                  --------------      --------------
  Total Stockholders' Equity                               1,684               1,867

                                                  --------------      --------------

  Total Liabilities and Stockholders' Equity      $        6,902      $        6,826
                                                  ==============      ==============

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                       FOR THE PERIOD ENDED DECEMBER 31
             (millions of dollars except share and dividend data)


                                                               Three Months Ended            Full Year
                                                              -------------------      ----------------------
                                                                                                                   1999 Pro-forma
                                                                 2000        1999          2000          1999      "Core" Earnings
                                                               -------     -------      --------      --------     ---------------
         Net sales                                            $ 2,579     $ 2,689      $ 10,325      $ 10,511     $        10,511

         EXPENSES:
             Cost of products sold                              1,966       1,983         7,838         7,852               7,852
             Selling and administrative                           440         457         1,651         1,753               1,753
             Intangible amortization                                7           8            29            31                  31
                                                               -------    -------      --------      --------     ---------------
                                                                2,413       2,448         9,518         9,636               9,636
                                                               -------    -------      --------      --------     ---------------
                OPERATING PROFIT                                  166         241           807           875                 875

         OTHER INCOME (EXPENSE):
             Interest and sundry income (expense)                 (25)        (19)          (50)         (195)                (37)
             Interest expense                                     (48)        (40)         (180)         (166)               (166)
                                                               -------    -------      --------      --------     ---------------
                EARNINGS BEFORE INCOME TAXES
                  AND OTHER ITEMS                                  93         182           577           514                 672

                    Income taxes                                   24          62           200           197                 250
                                                               -------    -------      --------      --------     ---------------
                EARNINGS BEFORE EQUITY EARNINGS
                  AND MINORITY INTERESTS                           69         120           377           317                 422

                  Equity in earnings of affiliated companies        1           -             3            (4)                 (4)
                  Minority interests                               (3)         (7)          (13)           34                 (11)
                                                               -------    -------      --------      --------     ---------------
                NET EARNINGS                                  $    67     $   113      $    367      $    347     $           407
                                                              =======     =======      ========      ========     ===============

         Per share of common stock:
             Basic net earnings                               $  1.01     $  1.52      $   5.24      $   4.61     $          5.42

             Diluted net earnings                             $  1.00     $  1.51      $   5.20      $   4.56     $          5.35

             Cash dividends                                   $   .34     $   .34      $   1.36      $   1.36     $          1.36
                                                              =======     =======      ========      ========     ===============

        Note:  1999 Pro-forma excludes 1st quarter Brazil devaluation.